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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2005, except for Note 18, which is as of April 16, 2005, relating to the financial statements of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., which appears as an exhibit
99.1 of Kansas City Southern's annual report on Form 10-K for the year ended' December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Price Waterhouse Coopers, S.C.

Mexico City., December 2, 2005